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Edwards Lifesciences Corporation

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Edwards Lifesciences Stockholder Engagement Spring 2019

Use of Non-GAAP Financial Measures Unless otherwise indicated, all figures are GAAP financial measures A reconciliation of non-GAAP historical financial measures to the most comparable GAAP measure is available at www.edwards.com The Company is not able to provide a reconciliation of future projections that exclude special items to expected reported results due to the unknown effect, timing and potential significance of special charges or gains, and management’s inability to forecast charges associated with future transactions and initiatives

Who We Are Focus Singular focus on the large unmet needs of structural heart and critically ill patients Leadership Lead groundbreaking standards of care through trusted relationships Innovation Pioneer breakthrough technologies with superior evidence Transcatheter Heart Valve Therapy Surgical Heart Valve Therapy Critical Care Technologies Over 95% of sales from products in #1 global positions At Edwards, we are dedicated to providing innovative solutions for people fighting cardiovascular disease Global revenue by Product Line 2018 Revenue by Region

Digital technology Macro Environment Innovation climate receptive in U.S., more challenging in Europe, and emerging in Asia Increasing pressure to demonstrate value in healthcare Growing and aging population increasing utilization globally Systems prioritizing their structural heart programs Increased use of digital technology to improve operations and patient care Growing and aging population Value focused Innovation requires commitment Structural heart growth

Market Cap: $32.0B R&D: 17% of Sales Sales Growth: +185% (2009 – 2018) Market Cap: $3.1B R&D: 13% of Sales Edwards’ Focused Strategy Has Produced Exceptional Long-Term Stockholder Value TOTAL STOCKHOLDER RETURN1 ONE YEAR THREE YEAR FIVE YEAR TEN YEAR EW 31% 98% 403% 1,203% SPHEI2 24% 107% 133% 587% S&P 500 7% 51% 68% 393% 1 Bloomberg as of March 1, 2019; 2 S&P Health Care Equipment Index

We believe that diverse backgrounds and experiences strengthen Board performance and promote long-term stockholder value creation The Compensation Committee maintains formal criteria for selecting director nominees who will best serve the interests of Edwards and its stockholders The Compensation Committee evaluates whether the candidate’s skills and experience are complementary to the existing Board and Company strategy All members of the Board are highly engaged in the process of, and discussions regarding, refreshment The Board’s leadership structure is evaluated by our independent directors on a regular basis to ensure that it continues to provide effective independent oversight of the Company and serves the best interests of stockholders Independent & Qualified Board of Directors Leslie S. Heisz Joined in 2016 Former Managing Director, Lazard Frères & Co. William J. Link, Ph.D. Joined in 2009 Managing Director and Co‑Founder, Versant Ventures Steven R. Loranger Joined in 2016 Former Chairman, President and CEO ITT Corporation Michael A. Mussallem Joined in 2000 CEO and Chairman, Edwards Lifesciences Martha H. Marsh Joined in 2015 Retired President and CEO Stanford Hospital & Clinics Wesley W. von Schack Lead Independent Director Joined in 2010 Chairman, AEGIS Insurance Services Nicholas J. Valeriani Joined in 2014 Former CEO, West Health Institute Kieran T. Gallahue Joined in 2015 Former Chairman and CEO, CareFusion Corporation Board Evaluation & refreshment The Board carefully considers the skills, experiences and diversity of its members as part of its robust process for evaluation, education and refreshment As a result of this thoughtful process, our Board has appointed five new directors since 2014 The Board maintains a thoughtful and deliberate refreshment process to ensure a balanced and diverse set of directors who collectively possess the expertise necessary for strong independent oversight

Board Composition Aligned with Corporate Strategy DIRECTOR SKILLS, EXPERIENCE & EXPERTISE Medical Technology Industry Experience Executive International Experience Corporate Governance Regulatory and Compliance Senior Leadership Operations Management Innovation / Technology Risk Management Risk Oversight Finance and Financial Industry Human Resources Financial Reporting As stated in the Compensation Committee’s charter, the Company “seeks a board with diversity of background among its members, including diversity of experience, gender, race, ethnic or national origin and age.” 25% Women on Board Director Tenure Average: 7 years Director Age Average: 66 years We believe that diverse backgrounds and experiences strengthen Board performance and promote long-term stockholder value creation

Strong Independent Oversight with Proven Results EFFECTIVE INDEPENDENT LEADERSHIP Serve as the principal liaison between the independent members of the Board and the Chairman as well as other members of management Approve Board meeting agendas and relevant information provided to the Board Approve Board meeting schedules to ensure there is sufficient time for discussion of all agenda items Coordinate the activities of the independent directors, including calling meetings of the independent directors as necessary and appropriate to address their responsibilities Provide feedback to management from the Board’s executive sessions Provide advice, counsel and support to the Chairman Consult and directly communicate with major stockholders, as appropriate, including participation in the Company’s stockholder outreach efforts Independent directors regularly evaluate the Board’s leadership structure Independent directors annually select a member to serve as Lead Independent Director if the Chairman is not independent The independent directors believe the current leadership structure fosters a constructive relationship with management, allowing the Board to most effectively carry out oversight duties The Board adheres to strong governance practices that promote active, independent oversight of the Company Recently expanded Lead Independent Director responsibilities align with Board expectations of the position as well as investor feedback on key independent leadership duties ROBUST Lead Independent Director Responsibilities With strong processes and safeguards in place to ensure effective independent oversight of the Company, our Board should have the flexibility to determine the leadership structure that best positions us to serve the interests of stockholders

Elimination of supermajority voting Commitment to Stockholder Engagement and Responsiveness Track record of proactive engagement on strategy, governance, and sustainability matters… …has led to meaningful changes to our existing practices, including: 2016 Engaged with stockholders representing >50% of outstanding shares Topics discussed included written consent and special meeting right provisions Engaged with stockholders representing >55% of outstanding shares Topics discussed included Board composition and evaluation, as well as recent enhancements to the compensation program 2017 Reached out to stockholders representing ~57% of outstanding shares and engaged with stockholders representing ~30% of outstanding shares Topics discussed included Board refreshment and leadership structure, and Board oversight of sustainability matters 2018 Our Lead Independent Director is an active member of our engagement team and feedback received through our proactive investor outreach program directly informs Board decisions Adoption of majority voting in director elections Reduction in special meeting threshold from 25% to 15% Adoption of proxy access right Enhancements to formal leadership responsibilities for Lead Independent Director role